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                                EXHIBIT (h)(2)(b)
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      AMENDMENT TO TRANSFER AND DIVIDEND DISBURSING AGENT AGREEMENT BETWEEN
                        NATIONWIDE SEPARATE ACCOUNT TRUST
                                       AND
                       NATIONWIDE INVESTORS SERVICES, INC.

     This amendment, made this 1st day of May, 1999, by and between NATIONWIDE SEPARATE ACCOUNT TRUST (formerly Nationwide Separate Account Money Market Trust), a Massachusetts business trust, hereinafter called the "Trust," and NATIONWIDE INVESTORS SERVICES, INC. (formerly Heritage Financial Services, Inc.), an Ohio corporation, hereinafter called the "Agent."

WITNESSETH:

     WHEREAS, the Trust and the Agent have entered into a Transfer and Dividend Disbursing Agent Agreement on November 1, 1981, which has been previously amended; and

     WHEREAS, the parties desire to amend such Agreement to change the fees paid to Agent;

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, it is agreed as follows:

1. Exhibit A, Schedule of Fees, is hereby amended in the form attached hereto effective May 1, 1999.

2. All other provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed as of the day and year first above written.

                                       NATIONWIDE  SEPARATE  ACCOUNT  TRUST

                                         /s/  James  F.  Laird
                                      Name:   James  F.  Laird
                                      Title:  Treasurer

                                      NATIONWIDE  INVESTOR  SERVICES,  INC.
                                         /s/  Christopher  A.  Cray
                                      Name:   Christopher  A.  Cray
                                      Title:  Treasurer

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